                                                                     Exhibit n.1







            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the inclusion of our report dated February 13, 2004 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Tortoise Energy Infrastructure Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-119784) and Amendment No. 13 under the Investment Company Act of 1940 (Registration No. 811-21462).


                                                  /s/ Ernst & Young LLP


Kansas City, Missouri
December 14, 2004